DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

		ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Corporation:	SUNBERTA RESOURCES INC.

2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Inc. Plan of Nevada
		Name
		613 Saddle Rider Court		Henderson		Nevada	89011
		Street Address		City		ST	Zip Code

		Optional Mailing Address		City		ST	Zip Code
3.	Shares: (number of shares corporation authorized to issue)	Number of shares with par value:	75,000,000	Par value: $	.001	Number of shares without par value:
4.	Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1.	Kelly Sundberg
Name
		45 Cove Park Road NE	Calgary Canada	AL	T3K5X8
		Street Address	City	ST	Zip Code
2.
Name

		Street Address	City	ST	Zip Code
3.
Name

		Street Address	City	ST	Zip Code
5.	Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6.	Name, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	Caroline Quigley		/s/ Caroline Quigley
		Name		Signature
		26C Trolley Square	Wilmington	DE	19806
		Street Address	City	ST	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
		/s/ Caroline Quigley for Inc. Plan of Nevada			11/14/2006
		Authorized Signature of R.A. or On Behalf of R.A. Company			Date

This form must be accompanied by appropriate fees.
Nevada Secretary of State Form 78 Articles 2007
Revised on: 01/01/07